UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

March 23, 2009

Date of Report (Date of Earliest Event Reported)

HOSPIRA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-31946	20-0504497
(Commission File Number)	(I.R.S. Employer Identification No.)

275 N. Field Drive
Lake Forest, Illinois 60045

(Address Of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, Including Area Code:  (224) 212-2000

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, the planned time frames for the activities described in this report, the estimated total and cash charges relating to such activities, the timing and amount of the expected cost savings from such activities, and other statements regarding Hospira’s plans, objectives and strategies.  Hospira cautions that these forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those indicated in the forward-looking statements.  Factors, risks and uncertainties that may affect Hospira’s operations and may cause actual results to be materially different from expectations include Hospira’s ability to effectively transition and/or outsource the affected functions, the cost and availability of such transitioning or outsourcing, uncertainties regarding the number of affected employees and employee-related and other costs and the risks and uncertainties set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Hospira’s latest Annual Report on Form 10-K filed with the Securities and Exchange Commission, which is incorporated by reference.  Hospira undertakes no obligation to release publicly any revisions to forward-looking statements as the result of subsequent events or developments.

Item 2.05                                   Costs Associated with Exit or Disposal Activities

On March 23, 2009, the Board of Directors of Hospira, Inc. (the “Company”) approved, and the Company committed to, a restructuring and optimization plan, which represents the next steps related to Project Fuel, a multi-phased initiative to improve the Company’s margins and fuel its growth.  As a result, the Company will incur certain costs associated with these activities.

Project Fuel will involve all areas of the Company, and will include the following activities:  optimizing the Company’s product portfolio to reduce complexity and increase the Company’s customer service orientation, evaluating non-strategic assets to better focus the Company on key growth drivers, and streamlining the organizational structure to expedite decision-making and enhance employee productivity.  Hospira has identified significant opportunities to improve efficiencies and performance in several functional areas, including global procurement, finance and information technology.  The restructuring and optimization plan will result in the Company reducing its global workforce by approximately 10%, which represents between 1,400 and 1,500 employees.  These reductions will impact all areas of the Company and will occur over the next 24 months, with most of the reductions occurring over the next 12 months.

In connection with these actions, the Company estimates that it will incur total pre-tax charges in the range of approximately $140 million to $160 million.  The Company expects to incur approximately $90 to $100 million of those total charges in 2009, approximately $40 to $50 million in 2010, and the remaining $10 million in 2011.

The total charges include cash costs of approximately $120 million.  Estimates for each major type of cash costs are approximately:  (i) $70 million for employee-related costs, including costs for severance and other assistance; (ii) $45 million for process optimization implementation costs; and (iii) $5 million for other cash costs associated with the project.  Of the total pre-tax charges, $30 million relates to non-cash charges for various potential asset write-downs.  Hospira expects these actions will deliver annual pre-tax savings of approximately $8 million to $10 million in 2009, approximately $70 million to $80 million in 2010, and approximately $110 million to $140 million on an annualized run-rate basis, which it expects to reach by the second quarter of 2011.

The press release announcing this plan is attached as Exhibit 99.1

Item 9.01               Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release issued by Hospira, Inc. on March 24, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned  hereunto duly authorized.

HOSPIRA, INC.

Date: March 24, 2009	/s/ Thomas E. Werner
	By:	Thomas E. Werner
	Its:	Senior Vice President, Finance and
Chief Financial Officer